Exhibit 10.4

Joinder to Share Purchase Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by Glenrock Israel Ltd. (the “Joining Party”) in accordance with Section 4.3 of that certain the Share Purchase Agreement dated September 27, 2011 (the “Investment Agreement”) by and among Enzymotec Ltd. and investors named therein, as the same may be amended from time to time. Capitalized terms used herein, but not defined, shall have the meaning ascribed to such terms in the Investment Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Investment Agreement as of the date hereof and shall have all of the rights and obligations of an “Investor” there under as if it had executed the Investment Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Investment Agreement and any other document contemplated thereby.

Subject to the terms and conditions set forth in the Investment Agreement, upon execution hereof, the Company shall issue and allot to the Joining Party, and the Joining Party shall purchase from the Company, 138 of the Company's Preferred B2 Shares, nominal value NIS 0.01 each, at a price per Preferred B Share of US$ 363.30, and in consideration for an aggregate purchase price of US$ 50,000, which will be transferred to the Company as follows: (i) 50% out of the aforesaid amount – upon signing of this Joinder Agreement; and (ii) the remaining 50% out of the aforesaid amount – in accordance with the provisions of Section 1.3.2 of the Investment Agreement but in any event, not later than December 31, 2012.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: December 26th, 2011

/s/ Leon Recanati
Glenrock Israel Ltd.

By:	Leon Recanati
Title:	Chairman and CEO

Address:	85 Medinat Hayehudim St., Herzliya Pituach, Israel

Acknowledged and Agreed:

/s/ Oren Bryan
Enzymotec Ltd.

By: Oren Bryan

Title: CFO

Date: December 29, 2011